EXHIBIT 4

STOCK CERTIFICATE

SPECIMEN

STOCK CERTIFICATE

NUMBER:	SHARES:

RESTRICTED STOCK

Incorporated under the laws of the State of Wisconsin.

BOSP BANCSHARES, INC.

          This certifies that ______________________ is the owner of ______________________ (common shares– $10 par value) full paid and non-assessable transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

          IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation this _____ day of ___________ A.D., 20___.

Secretary	President

ON REVERSE:

          FOR VALUE RECEIVED, ______________ hereby sell, assign and transfer unto _________________ __________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

          Dated _____________________, 20____.

In presence of:

THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SALE, TRANSFER, OR OTHER DISPOSITION THEREOF ARE RESTRICTED UNDER AND SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN ARTICLE 6B OF THE CORPORATION’S ARTICLES OF INCORPORATION, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION.